Exhibit 99.1

STANTIVE TECHNOLOGIES GROUP INC.

Index to Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Stantive Technologies Group Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Stantive Technologies Group Inc. and Subsidiaries (“Stantive” or the “Company”) which comprise the consolidated balance sheet as of December 31, 2018 and the related consolidated statement of operations and comprehensive income, shareholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stantive Technologies Group Inc. and Subsidiaries as of December 31, 2018, and the results of their consolidated operations and cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses which have negatively impacted working capital and cash flow and on November 14, 2018, Stantive commenced bankruptcy proceedings under the Bankruptcy and Insolvency Act (Canada) in the Ontario Superior Court of Justice in Bankruptcy and Insolvency located in Toronto, Ontario which raised substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Marcum llp

Boston, Massachusetts

May 29, 2019

STANTIVE TECHNOLOGIES GROUP INC.

CONSOLIDATED BALANCE SHEET

  December 31, 2018

(in thousands, except share and per data)

Current assets:
Cash and cash equivalents	$733
Accounts receivable	406
Prepaid expenses and other current assets	486
Total current assets	1,625
Property and equipment, net	282
Other assets	29
Total assets	$1,936

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$1,377
Accrued liabilities	2,310
Debt	7,813
Deferred revenue	1,699
Total current liabilities	13,199

Other long term liabilities	40
Total liabilities	13,239

Commitments and contingencies

Shareholders' deficit:
Class E Preferred Shares, no par value - Unlimited shares authorized; 2,795,000 issued and outstanding ($2,795 redemption value)	2,227
Class A Shares, no par value - Unlimited shares authorized; 450,000 issued and outstanding	8
Class D Shares, no par value - Unlimited shares authorized; 1,450,000 issued and outstanding	848
Class G Shares, no par value - Unlimited shares authorized; 32,939,324 issued and outstanding	11,016
Additional paid-in capital	1,159
Accumulated deficit	(27,376)
Accumulated other comprehensive income	815
Total shareholders’ deficit	(11,303)
Total liabilities and shareholders’ deficit	$1,936

The accompanying notes are an integral part of these consolidated financial statements.

STANTIVE TECHNOLOGIES GROUP INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2018

(in thousands, except share and per share data)

Net revenue:
License	$3,657
Services	1,283
Total net revenue	4,940
Cost of revenue:
License	380
Services	997
Total cost of revenue	1,377
Gross profit	3,563
Operating expenses:
Sales and marketing	1,211
General and administrative	1,432
Research and development	512
Depreciation and amortization	71
Total operating expenses	3,226
Income from operations	337
Write off of uncollectible notes receivable	(1,316)
Interest and other expense, net	(1,492)
Loss before income taxes	(2,471)
Income taxes	-
Net loss	$(2,471)

Other Comprehensive Income
Foreign currency translation adjustment	$815
Comprehensive Income	$(1,656)

  The accompanying notes are an integral part of these consolidated financial statements.

STANTIVE TECHNOLOGIES GROUP INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

(in thousands)

											Accumulated
	Class E Shares		Class A Shares		Class D Shares		Class G Shares		Additional		Other	Total
									Paid in	Accumulated	Comprehensive	Shareholder's
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit
Balance at January 1, 2018	2,795,000	$2,227	450,000	$8	1,450,000	$848	32,939,324	$11,016	$1,011	$(24,905)	$-	$(9,795)
Stock-based compensation expense									148			148
Net loss										(2,471)		(2,471)
Foreign currency translation											815	815
Balance at December 31, 2018	2,795,000	$2,227	450,000	$8	1,450,000	$848	32,939,324	$11,016	$1,159	$(27,376)	$815	$(11,303)

  The accompanying notes are an integral part of these consolidated financial statements.

STANTIVE TECHNOLOGIES GROUP INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2018

(in thousands)

Cash flows provided by operating activities:
Net loss	$(2,471)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property and equipment	8
Depreciation and amortization	71
Write off of uncollectible notes receivable	1,316
Stock-based compensation	148
Changes in operating assets and liabilities
Accounts receivable and unbilled receivables	521
Prepaid expenses and other assets	(90)
Accounts payable and accrued liabilities	2,545
Deferred revenue	(1,441)
Other liabilities	7
Total adjustments	3,085
Net cash provided by operating activities	614
Cash flows provided by investing activities:
Collection on notes receivable	696
Net cash provided by investing activities	696
Cash flows used in financing activities:
Payments on bank credit facilities	(375)
Payments on debentures	(1,598)
Proceeds from term loans	1,097
Net cash used in financing activities	(876)
Effect of exchange rate changes on cash and cash equivalents	(66)
Net increase in cash and cash equivalents	368
Cash and cash equivalents at beginning of year	365
Cash and cash equivalents at end of year	$733

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$239

The accompanying notes are an integral part of these consolidated financial statements.

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

1.   Description of Business

Stantive Technologies Group Inc. (“Stantive”, “we” or the “Company”) is incorporated under the Business Corporations Act of Ontario and is engaged in software development, professional services and business consulting to deliver cloud-based web solutions to Global 1000 companies worldwide.

Going Concern

The accompanying financial statements have been prepared on the going concern basis. The Company has incurred significant operating losses which have negatively impacted working capital and cash flow. Therefore, on November 14, 2018, Stantive commenced bankruptcy proceedings under the Bankruptcy and Insolvency Act (Canada) in the Ontario Superior Court of Justice in Bankruptcy and Insolvency located in Toronto, Ontario (the “Bankruptcy Court”) (the “Bankruptcy Proceeding”). The Company continued to operate the business during the bankruptcy proceedings but had a deadline for bids that had to be met in order to continue past March 1, 2019.

In connection with the Bankruptcy Proceeding, on December 20, 2018, the Bankruptcy Court approved a sale and investment solicitation process (“SISP”). As part of the SISP process, Stantive entered into a Stalking Horse Agreement with a potential buyer (the “Potential Buyer”) on December 14, 2018 (the “Stalking Horse Agreement”), pursuant to which, subject to the approval of the Bankruptcy Court, Stantive agreed to sell to the Potential Buyer substantially all of the assets of Stantive, including, among other things, substantially all equipment and supplies, contracts, computer software, accounts receivable, and intellectual property, other than certain specified excluded assets and contractual rights (the “Assets”), for a purchase price equal to approximately $5,723,301 CAD (or $4,304,000 USD as of February 14, 2019), conditioned on the absence of the receipt by the Proposal Trustee of a superior bid. On February 14, 2019, Bridgeline Digital, Inc. was notified that it was selected as the successful bidder and commenced due diligence.

2.   Summary of Significant Accounting Policies

 Basis of Presentation and Principles of Consolidation

The accompanying audited and unaudited financial statements are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Stantive Technologies Group Pty Ltd., which is located in Australia; Stantive Technologies Group (USA) Inc., incorporated in Delaware, 1940857 Alberta Ltd., and 2441808 Ontario Inc., and 2509876 Ontario Inc. The financial statements of the subsidiaries use the same reporting period as Stantive Technologies Group Inc. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP (“Generally Accepted Accounting Principles”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Actual results may be significantly different from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturity of three months or less from the date of purchase to be cash equivalents.

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

The Company’s cash is maintained with what management believes to be a high-credit quality financial institution.   Management believes that the financial institutions that hold the Company’s deposits are financially sound and have minimal credit risk, but balances may periodically exceed insured limits.

Concentration of Credit Risk, Significant Customers, and Off-Balance Sheet Risk

Financial instruments, which potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. Also, in the year ended December 31, 2018, the Company had notes receivable totaling $1.3 million from investor/shareholders that the Company believed would be uncollectible and therefore written off.

The Company extends credit to customers on an unsecured basis in the normal course of business.  Management performs ongoing credit evaluations of its customers’ financial condition and limits the amount of credit when deemed necessary.  Accounts receivable are carried at original invoice less an estimate for doubtful accounts based on a review of all outstanding amounts.

The Company has no off-balance sheets risks such as foreign exchange contracts, interest rate swaps, option contracts or other foreign hedging agreements.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. For all customers, the Company recognizes allowances for doubtful accounts based on the length of time that the receivables are past due, current business environment and its historical experience. If the financial condition of the Company’s customers were to deteriorate, resulting in impairment of their ability to make payments, additional allowances may be required. There was no allowance for doubtful accounts recorded at December 31, 2018, as the accounts receivables were deemed collectible.

Revenue Recognition

The Company enters into arrangements to sell professional services, software licenses or combinations thereof.  Revenue is categorized into: (i) Licenses (ii) Services.

Revenue is generally recognized when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, the sales price is fixed and/or determinable, and collectability is reasonably assured. License subscriptions are recognized on a pro-rata basis over the contract term, beginning on the commencement date of each contract, which is the date the Company's service is made available to customers. Amounts that have been contractually invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met Revenue earned from professional consulting is recognized when services are provided.

The Company licenses its software on a subscription basis, which can be described as “Software as a Service” or “SaaS”.  SaaS is a model of software deployment where an application is hosted as a service provided to customers across the Internet. Customers cannot take possession of the software.  Subscription agreements are typically thirty-six (36) month terms, invoiced annually.  Revenue is recognized monthly as the services are provided over the contract term.

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

Deferred revenue includes amounts billed to customers in excess of the revenue recognized.

Customer Payment Terms

Payment terms with customers typically require payment 30 days from invoice date. Payment terms may vary by customer but generally do not exceed 45 days from invoice date.

Property and Equipment

The components of property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the declining balance method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the lesser of ten years or estimated useful life of the asset or lease term.

The Company regularly reviews its property, plant and equipment for impairment. Repairs and maintenance costs are expensed as incurred.

Research and Development and Software Development Costs

Costs for research and development of a software product to sell, lease or otherwise market are charged to operations as incurred until technological feasibility has been established.  Once technological feasibility has been established, certain software development costs incurred during the application development stage are eligible for capitalization. Based on the Company’s software product development process, technological feasibility is established upon completion of a working model.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments, which consist principally of cash, accounts receivable, accounts payable, and debt approximated their fair values at December 31, 2018. The Company believes the recorded values for accounts receivable and accounts payable approximate current fair values as of December 31, 2018 because of their short-term nature and durations. The carrying value of debt instruments approximates fair value as of December 31, 2018, as all debt is current.

Foreign Currency

The reporting currency of these financial statements is the United States (U.S.) dollar. The Company determines the appropriate method of measuring assets and liabilities as to whether the method should be based on the functional currency of the entity in the environment it operates.  The Company has determined that the functional currency of the parent Company is the Canadian dollar and its Australian and U.S. subsidiaries is the Australian dollar and the U.S. dollar, respectively. Assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Equity accounts are translated at historical rates, except for the change in retained earnings during the results of the income statement translation process. Revenue and expense items are translated into U.S. dollars at average exchange rates for the period. The adjustments are recorded as a separate component of shareholders’ equity and are included in accumulated other comprehensive income (loss). The Company’s foreign currency translation net (losses) and gains for 2018 were $815.  Transaction gains and losses related to monetary assets and liabilities denominated in a currency different from a subsidiary’s functional currency are included in the consolidated statements of operations. The average exchange rates used to translate from Canadian dollars to U.S. dollars for the year ended December 31, 2018 was $0.77 and the rate at December 31, 2018 was $0.73. The average exchange rates used to translate Australian dollars to U.S. dollars for the year ended December 31, 2018 was $0.74 and the rate at December 31, 2018 was $0.70.

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

Stock-Based Compensation

The Company accounts for stock-based compensation in the consolidated statements of operations based on the fair values of the awards using the Black-Scholes-Merton option valuation model on the date of grant on a straight-line basis over their vesting term. Compensation expense is recognized only for share-based payments expected to vest. The Company does not estimate forfeitures at the date of grant based on lack of historical experience.

Advertising Costs

Advertising costs are expensed when incurred. Such costs were $14 for 2018.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s financial statements and tax returns. Deferred income taxes are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company provides for reserves for potential payments of taxes to various tax authorities related to uncertain tax positions.  Reserves are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is “more likely than not” to be realized following resolution of any uncertainty related to the tax benefit, assuming that the matter in question will be raised by the tax authorities.  Interest and penalties associated with uncertain tax positions are included in the provision for income taxes.

3. Accounts Receivable

As of December 31, 2018, the accounts receivable balance was $406. One customer represented approximately 29% of accounts receivable and two customers represented approximately 12% each of accounts receivable.

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

4.   Property and equipment

Property and equipment consists of the following:

Amount
Furniture and fixtures	$146
Property and computer equipment and software	700
Leasehold improvements	382
Total cost	1,228
Less accumulated depreciation	(946)
Property and equipment, net	$282

Depreciation and amortization expense was $71 for the year ended December 31, 2018.

5.   Accrued Liabilities

Accrued liabilities as of December 31, 2018 consist of the following:

Amount
Accrued taxes	$537
Compensation and benefits	432
Exchange losses	277
Interest Payable	1,064
Total	$2,310

6.   Debt

The Company’s debt as of December 31, 2018, consisted of the following:

Amount
Bank credit facilities	$721
Debentures	3,482
Convertible Debentures	2,565
Term loans	1,045
Total debt	$7,813

Bank credit facilities

The Company held several credit lines at December 31, 2018: ScotiaBank, Runway, and OneKey Financial. Amounts due under the ScotiaBank line at December 31, 2018 was $55. The Runway facility had a lending limit of approximately $623 ($850 CAD), annual interest at 14.5% and was fully utilized at December 31, 2018. As the Company is in default of a covenant, the facility was treated as due on demand and classified as current. The OneKey Financial credit facility was utilized to finance certain accounts receivable. It is due when the related accounts receivable balance has been paid to the Company. The amount due at December 31, 2018 was $43. Total interest accrued at December 31, 2018 for bank credit facilities was $363.

Debentures

The Company had secured and unsecured debentures totaling $3.5 million from various creditors with interest rates ranging from 4% to 15% per annum. All of these debenture loans had past their maturity date as of December 31, 2018 and were in default. Total interest accrued at December 31, 2018 for debentures was $348.

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

Convertible Debentures

The Company had two debentures of $1.2 million and $1.3 million bearing interest at 15% and 4% per annum, respectively, which could be convertible at any time into Class G shares. At the time of each issuance, the proceeds were classified as a liability. Total interest accrued at December 31, 2018 for debentures was $208.

The 15% convertible debenture is convertible at any time into Class G shares at approximately $0.90 per share ($1.25 Canadian dollars). The maturity date was January 1, 2018. The 4% convertible debenture is convertible at any time into Class G shares at $.90 per share ($1.25 per share Canadian dollars). The maturity date was June 30, 2018.

Term loans

The Company had secured and unsecured loans totaling $1 million from various creditors with interest rates ranging from 3% to 15% per annum. All of these loans had past their maturity date as of December 31, 2018 and were in default. Total interest accrued at December 31, 2018 for term loans was $144.

As of the date of the filing of these financial statements approximately 68% of the outstanding debt has been settled with the proceeds of the subsequent asset purchase. (See Subsequent Events).

7.   Commitments and Contingencies

Operating Lease Commitments

The Company leases office space in Ontario, Canada.  Future minimum rental commitments under the non-cancelable operating lease at December 31, 2018 were as follows:

Years Ending December 31,	Amount
2019	$77
2020	77
2021	77
2022	77
2023	77
Thereafter	6
Total	$391

The Company has no lease commitments that extend past 2024. Rent expense for the year ended December 31, 2018 was $212.

Other Commitments, Guarantees, and Indemnification Obligations

The Company frequently warrants that the technology solutions it develops for its clients will operate in accordance with the project specifications without defects for a specified warranty period, subject to certain limitations that the Company believes are standard in the industry. In the event that defects are discovered during the warranty period, and none of the limitations apply, the Company is obligated to remedy the defects until the solution that the Company provided operates within the project specifications. The Company is not typically obligated by contract to provide its clients with any refunds of the fees they have paid, although a small number of its contracts provide for the payment of liquidated damages upon default. The Company has purchased insurance policies covering professional errors and omissions, property damage and general liability that reduce its monetary exposure for warranty-related claims and enable it to recover a portion of any future amounts paid.

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

The Company’s contracts typically provide for testing and client acceptance procedures that are designed to mitigate the likelihood of warranty-related claims, although there can be no assurance that such procedures will be effective for each project.  The Company has not paid any material amounts related to warranties for its solutions.   The Company’s estimate of its exposure to warranties on contracts is immaterial as of December 31, 2018.

The Company’s agreements with customers generally require the Company to indemnify the customer against claims in which the Company’s products infringe third-party patents, copyrights, or trademarks and indemnify against product liability matters. As of December 31, 2018, the Company has not experienced any losses related to the indemnification obligations and no significant claims with respect thereto were outstanding.  The Company does not expect significant claims related to the indemnification obligations and, consequently, concluded that the fair value of these obligations is negligible, and no related reserves were established as they are immaterial.

Litigation

As of December 31, 2018, the Company was not engaged in any material legal proceedings with the exception of proceedings pertaining to its bankruptcy.

8.   Shareholders’ Equity

Share Capital

The Company has authorized and issued share capital as follows:

Authorized Shares:

Unlimited	Class A shares, voting
Unlimited	Class B shares, non-voting
Unlimited	Class C shares, voting
Unlimited	Class D shares, non-voting
Unlimited	Class E shares, non-voting
Unlimited	Class F shares, non-voting
Unlimited	Class G shares, voting
Unlimited	Class H shares, voting
Unlimited	Class I shares, voting
Unlimited	Class J shares, voting
Unlimited	Class B preferred shares, non-voting with non-cumulative dividends, redeemable at $1 per share
116,667	Class C preferred shares, non-voting with non-cumulative dividends of 7% of the Class C redemption amount, redeemable and retractable at $1 per share
Unlimited	Class D preferred shares, non-voting with cumulative dividends of Royal Bank prime rate plus 2% accruing if in default of redemption, redeemable at $1 per share
Unlimited	Class E preferred shares, non-voting with non-cumulative dividends at a rate of 7% of the redemption amount, redeemable and retractable at $1 per share
Unlimited	Class F preferred shares, non-voting with cumulative dividends of Royal Bank prime rate plus 2% of the redemption amount, redeemable at $1 per share

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

Issued Shares:

Shares
Issued and Outstanding
Class A Shares	450,000
Class D Shares	1,450,000
Class G Shares	32,939,324
Class E Preferred Shares	2,795,000

Stock Incentive Plan

The Company has granted stock option awards to employees, consultants and advisors of the Company.

Stock Option Activity and Outstanding Shares

A summary of combined option activity follows:

	Stock Options
		Weighted
		Average
		Exercise
	Options	Price

Outstanding, January 1, 2018	3,792,500	$1.10
Granted	30,000	$1.10
Forfeited or expired	(906,000)	$1.10
Outstanding, December 31, 2018	2,916,500	$1.10

There were no options exercised during the year ended December 31, 2018 and there were 2,739,334 options vested and exercisable as of December 31, 2018. The weighted average remaining contractual term was 3.3 years for options outstanding and exercisable at December 31, 2018. Forfeitures are accounted for as they occurred and not estimated in advance.

Compensation Expense

The Company estimates the fair value of stock options using the Black-Scholes-Merton option valuation model (the “Model”).

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

Expected option life in years	7.0
Expected volatility	40.00%
Expected dividend rate	0.00%
Risk free interest rate	2.19%
Option exercise prices	$1.10
Weighted average fair value of options granted during the year	$0.19

As the Company is not publicly traded and cannot measure expected volatility based on its history, the expected volatility was calculated based on a technology sector index for comparable companies. Compensation expense is generally recognized on a graded accelerated basis over the vesting period of grants. During the year ended December 31, 2018, the Company recognized $148 as compensation expense related to share based payments related to stock options. Compensation expense is recorded in the Consolidated Statement of Operations with a portion charged to Cost of Goods Sold and a portion to Operating Expenses depending on the employee’s department. In the year ended December 31, 2018, $45 was charged to Cost of Goods Sold and $103 was charged to Operating Expenses.

Warrant Issuances

The Company currently has 540,299 warrants outstanding to issue Class G shares to one investor as of December 31, 2018 at an average exercise price of $0.68 per share. The warrants were issued in 2015 and 2016 and expire in five years. The warrants were classified as equity at issuance.

9.   Income Taxes

The Company had taxable losses that were fully valued resulting in no tax provision being recorded for December 31, 2018. As of December 31, 2018, the Company has net operating loss (NOL) carryforwards of approximately $12.4 million that expire on various dates through 2038. The Company has NOL carryforwards from its U.S. and Australian subsidiaries that it may not be able to utilize and cannot be used to set-off any losses of the Canadian entity.

The Company has deferred tax assets that are available to offset future taxable income. A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax assets will not be realized. Management believes that it is more likely than not that all deferred tax assets will not be realized. The Company has established a full valuation allowance against its deferred tax assets at December 31, 2018.

When accounting for uncertain income tax positions, the impact of uncertain tax positions are recognized in the financial statements if they are more likely than not of being sustained upon examination, based on the technical merits of the position.

STANTIVE TECHNOLOGIES GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)

Significant components of the Company’s deferred tax assets are as follows:

Deferred tax assets:	Amount
Long-term:
Net operating loss carryforwards	3,857
Deferred revenue	535
Tax credit carryover	6
Total deferred tax assets	4,398

Valuation allowance	(4,398)
Net deferred tax assets	$-

10.   Subsequent Events

Asset Purchase

On February 8, 2019, Bridgeline Digital, Inc., (“Bridgeline”) a United States company incorporated in Delaware, submitted a bid in the form of an Asset Purchase Agreement (“APA”), which APA became binding upon the Company’s receipt of notification of its Successful Bid on February 14, 2019. On February 14, 2019, Bridgeline was notified that the proposed APA as submitted to Ernst & Young Inc., whom was appointed as proposal trustee by the Ontario Superior Court of Justice in Bankruptcy and Insolvency located in Toronto, Ontario was selected as the successful bid. On March 13, 2019, Bridgeline consummated the asset purchase of Stantive for a total amount of $5.2 million paid in cash.

The total purchase price of $5.2 million was allocated as follows: net assets and assumed liabilities of $894, identifiable intangible assets of $3.0 million, and $1.3 million of goodwill. Debt obligations were not assumed in the asset purchase.

Net assets acquired:	Amount
Cash	$8
Accounts receivable, net	1,054
Other assets	40
Fixed assets, net	272
Intangible assets	3,007
Goodwill	1,289
Total assets	$5,670
Current liabilities	$480
Net assets acquired:	$5,190